EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan, Life Technologies Corporation Amended and Restated 1999 Employee Stock Purchase Plan, Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan, Applied Biosystems Group Amended and Restated 1993 Director Stock Purchase and Deferred Compensation Plan, PE Corporation/PE Biosystems Group 1999 Stock Incentive Plan and The Perkin-Elmer Corporation 1997 Stock Incentive Plan of Life Technologies Corporation of our reports dated February 13, 2008, with respect to the consolidated financial statements and schedule of Life Technologies Corporation (formerly Invitrogen Corporation) and the effectiveness of internal control over financial reporting of Life Technologies Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

November 28, 2008